SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934
(Amendment No. ___ )

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EV CHARGING USA, INC.
(Name of Registrant as Specified in its Charter)

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EV CHARGING USA, INC.
180 North LaSalle St., 37th Floor
Chicago, IL 60601
Telephone: (312) 216-5106

Dear Shareholders:

We are writing to advise you that EV Charging USA, Inc. will amend its Articles of Incorporation to increase the number of its authorized shares of Common Stock to 6,000,000,000 from the presently authorized 500,000,000.

This action was approved on December 16, 2014, by our sole director. The favorable vote of a majority of the voting power of the Corporation’s outstanding capital stock was also necessary to approve this action and on December 16, 2014, the holder of 86.2% of such voting power approved this action by written consent in lieu of a meeting of shareholders in accordance with the relevant provisions of Nevada law and our bylaws.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. The accompanying Information Statement is furnished only to inform our shareholders of the action described above before they take place in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934. This Information Statement is first mailed to shareholders on January 14, 2015.

Please feel free to inquire should you have any questions on the enclosed Information Statement. We thank you for your continued interest in our company.

For the Board of Directors of
EV Charging USA, Inc.

By:	/s/ Brian C. Howe
Brian C. Howe
Sole Director

January 13, 2015

EV CHARGING USA, INC.
180 North LaSalle St., 37th Floor
Chicago, IL 60601
Telephone: (312) 216-5106

INFORMATION STATEMENT REGARDING
ACTION TAKEN BY WRITTEN CONSENT
OF MAJORITY SHAREHOLDERS IN LIEU OF A MEETING

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

GENERAL

This Information Statement is being furnished to the shareholders of EV Charging USA, Inc. in connection with the amendment of the articles of incorporation to increase the number of its authorized shares of Common Stock to 6,000,000,000 from the presently authorized 500,000,000.

On December 16, 2014, our sole director signed a consent approving this increase. On the same date, our sole director, president and chief executive officer, who then held 86.2% of the voting power of the Corporation’s outstanding capital stock (the “Consenting Shareholder”), which exceeds the required majority of the voting power necessary for the adoption of this action, signed a written consent approving the action taken by the consent of the sole director.

This increase will be effected through the filing of articles of amendment to our Articles of Incorporation (the “Articles of Amendment”) amending Article III of the Articles of Incorporation to read as follows:

ARTICLE III

The capital stock of the corporation is divided into two classes: (1) common stock in the amount of six billion (6,000,000,000) shares, having the par value of $0.001 per share; and (2) preferred stock in the amount of ten million (10,000,000) shares, having the par value of $0.001 per share.

The board of directors of the Corporation shall have authority (1) to divide the preferred stock into one or more series; (2) to establish and fix the distinguishing designation of each such series and the number of shares thereof, which number, from time to time thereafter, may be increased, except when otherwise provided by the board of directors in creating such series, or may be decreased, but not below the number of shares thereof then outstanding; and (3) to fix and determine the relative voting powers, designations, preferences, limitations, restrictions and relative rights of the various classes or stock or series thereof and the qualifications, limitations or restrictions such rights of each series so established prior to the issuance thereof. In case the outstanding shares of any series shall be reacquired or shall not be issued, such shares may be designated or redesignated and altered, and issued or reissued. The board of directors also shall have such other authority with respect to shares of preferred stock that may be reserved to the board of directors by law.

No meeting of shareholders to approve the resolutions adopted by the Board of Directors is required because Section 78.320(2) of the Nevada Revised Statutes (the “NRS”) provides that, unless otherwise provided in the articles of incorporation or the bylaws, any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by shareholders holding at least a majority of the voting power. Neither the Corporation’s articles of incorporation or bylaws provides otherwise. In addition, Section 2.10 of the bylaws specifically permits action by the written consent of shareholders having a majority of the voting power of the Corporation.

This Information Statement is notice of the taking of the above described action without a meeting of shareholders to all shareholders who did not consent in writing to this action and who, if this action had been taken at a meeting of shareholders, would have been entitled to notice thereof.

This Information Statement is first being mailed on or about January 14, 2015, to shareholders of record as of that date (the “Record Date”), and is being delivered to inform shareholders of the corporate action described herein before it takes effect in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”). No dissenters’ rights or appraisal rights are afforded to our shareholders under Nevada law as a result of the approval of the above actions or the filing of the Articles of Amendment.

The entire cost of furnishing this Information Statement, which is estimated to be approximately $2,000, will be borne by us.

OUTSTANDING SHARES AND VOTING RIGHTS

On December 16, 2014, the Corporation’s authorized capitalization consisted of 500,000,000 shares of Common Stock, par value $.001 per share (“Common Stock”, of which 155,892 shares were issued and outstanding, and 10,000,000 preferred shares, par value $.001 per share, of which 2,530,000 shares, designated as Series D Preferred Stock (“Series D Preferred Stock”), were issued and outstanding.

Each share of Common Stock entitles its holder to one vote, and each share of Series D Preferred Stock entitles its holder to 2,000 votes, on each matter submitted to the Corporation’s shareholders. The Common Stock and the Series D vote as a single class on amendments to the Articles of Incorporation, whether at a shareholders’ meeting or by consent.

VOTE REQUIRED

As indicated above, any action required or permitted to be taken at a meeting of the Corporation’s shareholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by shareholders holding at least a majority of the Corporation’s voting power. On December 16, 2014, when the consent was signed by the Consenting Shareholder, the voting power of the Corporation was 5,060,155,892 votes, of which 155,892 could be cast by the holders of Common Stock and 5,060,000,000 by the holders of Series D Preferred Stock. The consent signed by the Consenting Shareholder related to 4,360,000,000 votes, or 86.2% of the Corporation’s voting power, which was more than such majority. Accordingly, no meeting of shareholders was required to approve the amendment.

EFFECTIVE DATE OF THE AMENDMENT

Pursuant to Rule 14c-2 under the Exchange Act, the amendment may not be filed with the Secretary of State of the State of Nevada, until at least twenty (20) days after the date on which this Information Statement is filed with the Securities and Exchange Commission and a copy hereof has been mailed to each of our stockholders of record as of the Record Date. The Corporation anticipates that this Information Statement will be mailed to our stockholders as of the Record Date on or about January 14, 2015, and that the amendment will be so filed on or about February 4, 2015.

OUR PRINCIPAL SHAREHOLDERS

On December 16, 2014, our issued and outstanding voting securities consisted of 155,982 shares of Common Stock, each of which entitles the holder to cast one vote on all matters submitted to a vote of our shareholders and 2,530,000 shares of Series D Preferred Stock, each of which entitles the holder to cast 2,000 votes on all matters submitted to a vote of our shareholders. The following table contains information regarding record ownership of our voting securities as of that date:

  persons who own beneficially more than 5% of the outstanding voting securities, our directors,
  named executive officers, and
  all of our directors and officers as a group.

A person is deemed to be the beneficial owner of securities that can be acquired by such a person within 60 days after from January 13, 2015, upon exercise of options, warrants or convertible securities.

Security Ownership of Certain Beneficial Holders1

	Common Stock
Name and Address of Beneficial Owner[1]	Shares	Percent of Class[2]
Brian C. Howe[3]	4,360,000,000	86.2[4]
All directors and named executive officers as a group (1 person)	4,360,000,000	86.2[4]

[1]	All shares are owned beneficially, of record and with sole dispositive power.

[2]

Based on 155,892 outstanding shares of Common Stock and the conversion of all of the 2,530,000 outstanding shares of Series D Preferred Stock into 5,060,000,000 shares of Common stock as of the date of this Information Statement.

[3]	Mr. Howe is the Corporation's President, Chief Executive Officer and sole director.

[4]

Based on the expected conversion of all of the 2,180,000 shares of Series D Preferred Stock owned by Mr. Howe into 4,360,000,000 shares of Common stock within 60 days after the date of this Information Statement. Mr. Howe owns no Common Stock.

The address of listed beneficial owner is in care of the Corporation at 180 North LaSalle St., 37th Floor, Chicago, IL 60601.

THE INCREASE IN AUTHORIZED SHARES

On August 20, 2014, the Corporation entered into an Agreement and Plan of Merger (the “Merger Agreement”) with MWKI Acquisition, Inc., an Illinois corporation and the Corporation's wholly owned subsidiary (“Acquisition”), and EV Charging USA, Corp., an Illinois corporation (“Charging”). This agreement was amended on August 28, 2014, October 2, 2014, and October 23, 2014 (as so amended, the “Merger Agreement”). Under the terms of the Merger Agreement, the Corporation agreed to acquire Charging as its wholly owned subsidiary by merging Acquisition with and into Charging, such that the Corporation would acquire all of the outstanding shares of Charging and the holders of the shares of Charging immediately prior to the Merger would receive 2,180,000 shares of the Series D Preferred Stock. The merger contemplated by the Merger Agreement is referred to as the “Merger.”

On October 27, 2014, the transactions contemplated by the Merger Agreement were closed and on the same day, the Merger was consummated by the filing of a certificate of merger with the Secretary of State of the State of Illinois, upon which the Corporation acquired Charging as its wholly owned subsidiary. Subsequently, the Corporation issued 2,180,000 shares of Series D Preferred Stock to Brian C. Howe, who was the sole shareholder of Charging, in accordance with the provisions of the Merger Agreement. In satisfaction of a condition precedent to the Merger, on October 27, 2014, the Corporation completed a private placement in which it received $25,000 and issued 350,000 shares of Series D Preferred Stock (the “Private Placement”). The total number of shares of Series D Preferred Stock issued in connection with the Merger and the Private Placement was 2,530,000.

Each share of Series D Preferred Stock is convertible into 2,000 shares of Common Stock, which totals 5,060,000,000 shares of Common Stock, such that upon such conversion, (i) Brian C. Howe, the holder of all shares of Series D Preferred Stock issued in the Merger, will own 4,360,000,000 shares of Common Stock and (ii) the holders of the shares of Series D Preferred Stock issued in the Private Placement will own 700,000,000 shares of Common Stock. The Series D Preferred Stock has the voting rights described above.

The Corporation has only 499,844,108 authorized shares of Common Stock available for such conversion, and accordingly, full conversion of the Series D Preferred Stock cannot occur until corporate action to authorize 4,560,155,892 additional shares of Common Stock has been taken. Under the provisions of the certificate of designations of the Series D Preferred Stock, the Corporation is obliged to take such action by December 31, 2015. The sole director and the Consenting Shareholder signed their respective consents in furtherance of this obligation. Upon the authorization of the additional shares, such conversion will occur automatically.

The above mentioned consents approve the increase of the authorized number of shares of Common Stock to 6,000,000,000, which is 939,844,108 shares more than the 5,060,155,892 shares of Common Stock that will be outstanding after the conversion of the Series D Preferred Stock into shares of Common Stock. The additional shares may be used for various purposes, such being offered in public and private offerings to raise capital, for employee benefit plans and to acquire property or businesses. The Corporation has no commitments or plans for the use of these additional shares.

Upon the conversion of the Series D Preferred Stock, the Corporation will have 5,060,155,892 shares of Common Stock outstanding and the shares of Series D Preferred Stock will be returned to the status of authorized but undesignated preferred stock. There will then be 10,000,000 undesignated shares of preferred stock available for issuance in series. The Corporation has no commitments or plans for the issuance of its preferred stock.

SHAREHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

The Securities and Exchange Commission (the “SEC”) has adopted rules that permit issuers and intermediaries such as brokers to satisfy delivery requirements for proxy and information statements with respect to two or more shareholders sharing the same address by delivering a single proxy or information statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for issuers and intermediaries. This Information Statement serves as notice that we will and some brokers may household proxy and information materials, delivering a single proxy or information statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or us that they are or we will be Householding materials will continue until you are notified otherwise or until you advise us or any broker that has given a householding notice that you no longer wish to participate in householding and would prefer to receive a separate proxy or information statement. If you currently receive multiple proxy or information statements and would prefer to participate in householding, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to EV Charging USA, Inc., Attention: Corporate Secretary, 180 North LaSalle St., 37th Floor, Chicago, IL 60601.

WHERE YOU CAN FIND MORE INFORMATION

This Information Statement refers to certain documents that are not presented herein or delivered herewith. Such documents are available to any person, including any beneficial owner of our shares, to whom this Information Statement is delivered upon oral or written request, without charge. Requests for such documents should be directed to EV Charging USA, Inc., Attention: Corporate Secretary, 180 North LaSalle St., 37th Floor, Chicago, IL 60601.

We file annual, quarterly and current reports and other information with the SEC. Certain of our SEC filings, including those mentioned in the preceding paragraph, are available over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

Public Reference Room Office
100 F Street, N.E.
Room 1580
Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

EV CHARGING USA, INC.

By:	/s/ Brian C. Howe
Brian C. Howe
President

Date: January 13, 2015